                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              STM Wireless, Inc
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               STM WIRELESS, INC.
                                  ONE MAUCHLY
                                IRVINE, CA 92618

                                                              September 24, 1996

Dear Stockholder:

    The Board of Directors joins me in extending to you a cordial invitation to attend the Annual Meeting of Stockholders of STM Wireless, Inc., which will be held on October 25, 1996, at 10:00 A.M., at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California.

    In addition to the matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting and Proxy Statement, there will be a discussion of the operations of the Company. Since your participation in Company activities is important, I hope you will be able to attend.

    Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the proxy card enclosed with the Proxy Statement so that your shares may be voted in accordance with your wishes. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely,

                                          /s/ EMIL YOUSSEFZADEH
                                          --------------------------------------
                                          Emil Youssefzadeh

                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          SECRETARY

                               STM WIRELESS, INC.
                                  ONE MAUCHLY
                                IRVINE, CA 92618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 25, 1996

TO THE STOCKHOLDERS OF STM WIRELESS, INC.

    The 1996 Annual Meeting of Stockholders of STM Wireless, Inc. (the "Company"), will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on October 25, 1996, at 10:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

(1) To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Emil Youssefzadeh                      Dennis W. Elliott
Frank T. Connors                       Kim Poh Tan
Dianne C. Walker

(2) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1996; and

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on September 18, 1996 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ EMIL YOUSSEFZADEH
                                          --------------------------------------
                                          Emil Youssefzadeh

                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          SECRETARY

September 24, 1996

    YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                               STM WIRELESS, INC.
                                  ONE MAUCHLY
                                IRVINE, CA 92618

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of STM Wireless, Inc., a Delaware corporation (the "Company"), for use at its 1996 Annual Meeting of Stockholders to be held on October 25, 1996, at 10:00 A.M., at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

    Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, One Mauchly, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" the ratification of KPMG Peat Marwick LLP as the Company's independent auditors. This Proxy Statement is first being mailed to stockholders on or about September 24, 1996.

                               VOTING SECURITIES

    The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on September 18, 1996 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 5,849,160 shares of common stock outstanding and entitled to vote. No shares of the Company's preferred stock, no par value, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no such effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    Currently, there are five (5) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five (5) nominees named below. All of the nominees presently are directors of the Company. Mr. Tan has been nominated in accordance with the terms of the Stock Purchase Agreement, dated April 1, 1994, by and among the Company, Berjaya Group (Cayman), Ltd. ("Berjaya"), Emil Youssefzadeh and Albert Youssefzadeh (the "Stock Purchase Agreement"). Under the terms of the Stock Purchase Agreement, the Company has agreed to cause at least one (1) designee of Berjaya to be included in the slate of nominees recommended by the Board of Directors to stockholders for election as directors at each annual meeting until the earlier of June 30, 2004 or the date on which Berjaya owns less than nineteen percent (19%) of the outstanding shares of capital stock of the Company on a fully-diluted basis.

    If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

    The affirmative vote of a plurality of the shares of the Company's Common Stock present or represented and voting at the Annual Meeting of Stockholders will be required to elect Management's five (5) nominee directors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MANAGEMENT'S FIVE NOMINEE DIRECTORS NAMED BELOW. Proxies solicited by Management will be voted FOR the election of Management's five (5) nominee directors.

NAME                                        AGE                         POSITION WITH THE COMPANY
- ---------------------------------------     ---     ------------------------------------------------------------------
Emil Youssefzadeh......................         43  Chief Executive Officer, President, Secretary and Director
Dennis W. Elliott......................         55  Chairman of the Board of Directors and Director
Frank T. Connors.......................         62  Vice Chairman and Executive Vice President, and Director
Dianne C. Walker.......................         40  Director
Kim Poh Tan............................         43  Director

    EMIL YOUSSEFZADEH is the founder of the Company. He has been a director of the Company and has served as its President since he founded the Company in January 1982, and has served as Chief Executive Officer from January 1982 to June 1988 and since January 1991. From January 1979 until founding the Company, Mr. Youssefzadeh was a satellite research engineer with Hughes Aircraft Company where his projects included design of satellite communications systems and satellite earth stations. He also was a member of the team responsible for communications system engineering for the Intelsat-VI spacecraft.

    DENNIS W. ELLIOTT has been a director of the Company since January 1985 and since October 1993 has been Chairman of the Board of Directors. Mr. Elliott has served as President of Elliott Communications, a consulting firm specializing in telecommunication strategy and high technology ventures, since he founded it in February 1990. From March 1989 to January 1990 and from March 1987 to March 1989, Mr. Elliott was Chief Executive Officer and President of Pacific Telecom Cable, Inc., and Chief Executive Officer and President of National Gateway Telecom, Inc., respectively, both subsidiaries of Pacific Telecom, Inc. From June 1984 to March 1987, he served as Executive Vice President for Pacific Telecom, Inc., and from January 1976 to June 1984, he served as Vice President, Finance of RCA American Communications, a domestic satellite communications carrier.

    FRANK T. CONNORS has been a director of the Company since June 1988, and has served as its Chairman of the Board of Directors from June 1988 to September 1993, and as its Chief Executive Officer from June 1988 to January 1991. Since October 1, 1994, Mr. Connors is Vice Chairman and Executive Vice President of the Company. From December 1982 to January 1988, Mr. Connors was the Chief Executive Officer of Doelz Networks, a manufacturer of packet switching equipment. From 1979 to 1981, Mr. Connors was Group Vice President of Northern Telecom's Computer Systems Group. Mr. Connors is currently Chairman of the Board of DISC, Inc. (NASDAQ NM : DCSR; DCSRW), an optical computer storage manufacturing company located in northern California.

    DIANNE C. WALKER has been a director of the Company since January 1985. Since December 1994, Ms. Walker has served as an independent consultant. From September 1992 to December 1994, Ms. Walker served as a consultant to Bear Stearns & Co., Inc., a national investment banking firm. From January 1990 to August 1992, Ms. Walker served as a consultant to Kidder, Peabody & Co., Inc., a national investment banking firm. From January 1983 to October 1989, Ms. Walker served in various positions with PacifiCorp, including Director, Mergers and Acquisitions of Pacific Power & Light Co., a division of PacifiCorp, and Vice President of Pacific Crest Capital, PacifiCorp's venture capital fund. Ms. Walker serves as a director of Comdial Corporation, Microtest, Inc. and Arizona Public Service Company.

    KIM POH TAN has been a director of the Company since April 1994 and Group Executive Director of Berjaya Group Berhad since August 1991. From June 1989 to August 1991, Mr. Tan served as a Consultant and Advisor to IGB Corporate Berhad, a Malaysian securities firm. From February 1977 to May 1989, Mr. Tan served as General Manager of Banking and Corporation Services of D & C Sakura Merchant Bankers Berhad, a Malaysian merchant banking firm. Mr. Tan presently serves as a director of Berjaya Group Berhad, a Malaysian company, which is a strategic partner of, and investor in, the Company.

OTHER EXECUTIVE OFFICERS

    MICHAEL LINDSAY, 39, has been Chief Operating Officer of the Company since July 1994. From January 1993 to March 1994, Mr. Lindsay served as Chief Operating Officer of Numedia Corporation, a software developer. From September 1988 to October 1992, Mr. Lindsay held various officer positions, including President, Executive Vice President and Vice President-Finance and Operations, at Dowty Communications, Inc., a company specializing in data communications.

    PRESTON ROMM, 42, has been Vice President-Finance and Chief Financial Officer of the Company since November 1994. From May 1992 to November 1994, Mr. Romm was Corporate Controller, Vice President and Chief Accounting Officer for MTI Technology, Inc., a supplier of data storage systems. From November 1989 to May 1992, Mr. Romm held various officer positions, including Controller and Vice President-Finance and Chief Financial Officer, at CPG International, Inc., a supplier of architectural and engineering supplies.

BOARD MEETINGS

    The Board of Directors of the Company held five (5) meetings during the fiscal year ended December 31, 1995. Except for Kim Poh Tan, each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee is presently comprised of three (3) directors selected by the Board of Directors of the Company. The members of the Audit Committee are Kim Poh Tan, Dennis W. Elliott and Frank T. Connors. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held three (3) meetings during the fiscal year ended December 31, 1995.

    The Compensation and Stock Option Committee is presently comprised of three
(3) directors selected by the Board of Directors of the Company. The members of the Compensation and Stock Option Committee are Kim Poh Tan, Dennis W. Elliott and Dianne C. Walker. The functions of the Compensation and Stock Option committee include advising the Board of Directors on officer and employee compensation and administering the Company's stock option plans. The Board of Directors, based on input from the Compensation and Stock Option Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation and Stock Option Committee held four (4) meetings during the fiscal year ended December 31, 1995.

    The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation received for the fiscal year ended December 31, 1995, by the Company's Chief Executive Officer, and the other executive officers whose salary and bonus exceeded $100,000 for fiscal year 1995 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG TERM
                                                                                                        COMPENSATION
                                                                                                           AWARDS
                                                                            ANNUAL COMPENSATION(1)      -------------
                                                                        ------------------------------   SECURITIES
                                                                                      OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                                    YEAR     SALARY($)  COMPENSATION($)(2)    OPTIONS (#)
- -----------------------------------------------------------  ---------  ---------  -------------------  -------------
                                                                  1995    222,883          33,000            --
Emil Youssefzadeh .........................................       1994    195,000          27,800            --
  President and Chief Executive Officer                           1993    206,661          --                --

                                                                  1995    150,000          --                 5,000
Frank Connors (1) .........................................       1994     31,730          --                --
  Executive VP and Vice Chairman                                  1993     --              --                --

                                                                  1995    143,554          --                --
Michael Lindsay (1) .......................................       1994     58,154          --               100,000
  Chief Operating Officer                                         1993     --              --                --

                                                                  1995    118,377          --                --
Preston Romm (1) ..........................................       1994      6,808          --                25,000
  VP Finance and Chief Financial Officer                          1993     --              --                --

- ------------------------

(1) The employment of Mr. Connors, Mr. Lindsay and Mr. Romm commenced in October 1994, July 1994 and November 1994, respectively.

(2) During 1995, amounts represent $33,020 of automobile allowance and expenses paid by the Company for the benefit of the Chief Executive Officer. During 1994, amounts represent $15,612 of insurance premiums and $12,188 of automobile allowance paid by the Company for the benefit of the Chief Executive Officer. Prior to 1994, amounts paid for automobile allowance by the Company were included in total salary.

    The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1995, to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                            ANNUAL RATES OF
                                                                  PERCENT                                        STOCK
                                                NUMBER OF        OF TOTAL                                  PRICE APPRECIATION
                                               SECURITIES         OPTIONS        EXERCISE                         FOR
                                               UNDERLYING       GRANTED TO        OR BASE                   OPTION TERM (3)
                                                 OPTIONS       EMPLOYEES IN        PRICE     EXPIRATION   --------------------
NAME                                           GRANTED (#)    FISCAL YEAR (1)     ($/SH)      DATE (2)      5%($)     10%($)
- --------------------------------------------  -------------  -----------------  -----------  -----------  ---------  ---------
Emil Youssefzadeh                                  --               --              --           --          --         --

Frank Connors                                       5,000              1.6           9.875      9/30/04      31,051     76,691

Michael Lindsay                                    --               --              --           --          --         --

Preston Romm                                       --               --              --           --          --         --

- ------------------------

    (1) Options to purchase an aggregate of 305,175 shares of Common Stock were granted to employees, including the Named Executive Officer, during the year ended December 31, 1995.

    (2) The Option granted has a term of ten years, subject to earlier termination on certain events related to termination of employment or service to the Company.

    (3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.

    The following table sets forth information concerning exercises of stock options made during the fiscal year ended December 31, 1995, by each of the Named Executive Officers and the year-end value of unexercised options:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF              VALUE OF UNEXERCISED
                                                                SECURITIES UNDERLYING            IN-THE-MONEY
                                                                 UNEXERCISED OPTIONS          OPTIONS AT FISCAL
                                      SHARES        VALUE       AT FISCAL YEAR-END (#)            END($)(1)
                                    ACQUIRED ON   REALIZED    --------------------------  --------------------------
NAME                                EXERCISE #       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------------  -----------  -----------  -----------  -------------  -----------  -------------

Emil Youssefzadeh                       --           --           --            --            --            --

Frank Connors                           --           --            5,000        --            46,875        --

Michael Lindsay                         --           --           20,000        80,000       240,000        960,000

Preston Romm                            --           --            5,000        20,000        40,000        160,000

- ------------------------

    (1) Value is based on fair market value of Common Stock as of December 31, 1995 stock market close minus the exercise price or base price of "in-the-money" options. The closing sales price for the Company's Common Stock as of December 31, 1995 on the Nasdaq National Market was $19.25.

DIRECTOR'S FEES

    As Chairman of the Board of Directors, Mr. Elliott receives an annual retainer of $48,000, and each of the remaining non-employee directors receives an annual retainer of $15,000 for services rendered in his or her capacity as a director of the Company. Accordingly, during fiscal year 1995, Mr. Elliott received $48,000 and Ms. Walker received $15,000 for their services as non-employee directors of the Company. The Company's outside directors, were also reimbursed for their expenses incurred for meetings of the Board of Directors which they attended.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Based solely upon its review of the copies of reports furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1995 were satisfied.

                             PRINCIPAL STOCKHOLDERS

    Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's Common Stock listed below have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                                                                                          AMOUNT AND
FIVE PERCENT STOCKHOLDERS,                                                                NATURE OF
DIRECTORS, NAMED EXECUTIVE OFFICERS AND                                                   BENEFICIAL        PERCENT
DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                                               OWNERSHIP         OF CLASS
- ------------------------------------------------------------------------------------  ------------------  ------------
Emil Youssefzadeh ..................................................................      1,346,237(1)          23.0%
  c/o STM Wireless, Inc.
  One Mauchly
  Irvine, California 92618

Berjaya Group (Cayman), Ltd.(2) ....................................................      1,221,294             20.9%
  Level 17, Shahzan Prudential Tower
  30 Jalan Sultan Ismail
  50250 Kuala Lumpur, Malaysia

Kim Poh Tan(3) .....................................................................      1,231,294             21.0%
  c/o Berjaya Group (Cayman), Ltd.
  Level 17, Shahzan Prudential Tower
  30 Jalan Sultan Ismail
  50250 Kuala Lumpur, Malaysia

Frank T. Connors (4)................................................................        188,080              3.2%

Dianne C. Walker (5)................................................................         28,308                *

Dennis W. Elliott (6)...............................................................         26,308                *

Michael Lindsay (7).................................................................         40,000                *

Preston Romm (8)....................................................................         10,000                *

All Directors and Executive Officers as a group (7 persons)(1)(3)...................      2,870,227             48.3%

- ------------------------

* Less than 1%.

(1) Includes 263,991 and 259,011 shares held by Kamil Youssefzadeh and Shafigh Youssefzadeh, respectively, who are brothers of Emil Youssefzadeh, for which Emil Youssefzadeh has voting rights. Accordingly, Emil Youssefzadeh is deemed to share beneficial ownership of these shares.

(2) According to a report filed with the Securities and Exchange Commission, Berjaya Group (Cayman), Ltd. ("Berjaya Cayman") is a wholly-owned subsidiary of, and is controlled by, Berjaya Group Berhad ("Berjaya"), a Malaysian corporation, whose principal offices are located at Level 17, Shahzan Prudential Tower, 30 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia. Accordingly, Berjaya may be deemed to beneficially own such shares. However, Berjaya disclaims such beneficial ownership pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended.

(3) Consists of shares held by Berjaya Cayman. Mr. Tan is Group Executive Director of Berjaya, and accordingly, may be deemed to beneficially own such shares. However, Mr. Tan disclaims such beneficial ownership pursuant to Rule 13d-4 under the Securities Act of 1934, as amended. Further, includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(4) Includes 5,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(5) Includes 15,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(6) Includes 15,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(7) Includes 40,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(8) Includes 10,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

                        REPORT OF THE BOARD OF DIRECTORS

    The following report is submitted by the Board of Directors with respect to the executive compensation policies established by the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended December 31, 1995.

COMPENSATION POLICIES AND OBJECTIVES

    In establishing and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Board of Directors is guided by three basic principles:

    - The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

    - Annual executive compensation in excess of base salaries should be tied to individual and Company performance.

    - The financial interests of the Company's executive officers should be aligned with the financial interests of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's Common Stock.

    SALARIES AND EMPLOYEE BENEFITS PROGRAMS. In order to retain executives and other key employees, and to be able to attract additional well-qualified executives when the need arises, the Company strives to offer salaries, and health care and other employee benefit programs, to its executives and other key employees that are comparable to those offered to persons with similar skills and responsibilities by competing businesses in the local geographic area.

    In recommending salaries for executive officers, the Board of Directors (i) reviews the historical performance of the executives and (ii) informally reviews available information, including information published in secondary sources, regarding prevailing salaries and compensation programs offered by competing businesses that are comparable to the Company in terms of size, revenue, financial performance and industry group. Many, though not all, of these competing businesses, that have securities which are publicly traded, are included in the S&P Communication - Equipment Manufacturer Index used in the Stock Performance Graph on page 11 of this Proxy Statement. Another factor which is considered in recommending salaries of executive officers is the cost of living in Southern California where the Company is headquartered, as such cost generally is higher than in other parts of the country.

    In order to retain qualified management personnel, the Company has followed the practice of seeking to promote executives from within the Company whenever practicable. The Board of Directors believes that this policy enhances employee morale and provides continuity of management. Typically, modest salary increases are made in conjunction with such promotions.

    PERFORMANCE-BASED COMPENSATION. The Board of Directors believes that the motivation of executives and key employees increases as the market value of the Company's Common Stock increases. Nevertheless, the Company provides a merit bonus in cash or stock options to executives and key employees which is dependent on the Company's achievements and the direct contributions made by each executive and other key employees. Accordingly, at the beginning of each fiscal year, the Company establishes short term and long term plans, and at the end of the fiscal year, the collective and individual contributions of the executives to the Company's achievements are evaluated. Cash bonuses are awarded if the Company achieves or exceeds the earnings goal established for the fiscal year and are limited to amounts ranging from five percent (5%) to fifty percent (50%) of an executive's base salary.

    The earnings goal is established on the basis of the annual operating plan developed by management and approved by the Board of Directors. The annual operating plan, which is designed to maximize profitability within the constraints of economic and competitive conditions, some of which are outside the control of the Company, is developed on the basis of (i) the Company's performance for the prior fiscal year; (ii) estimates of sales revenue for the plan year based upon recent market conditions, trends and competition and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating costs and cost savings that management believes can be realized; (iv) competitive conditions faced by the Company; and (v) additional expenditures beyond prior fiscal years in expansion or research and development toward growth of the Company's business in future fiscal years. By taking all of these factors into account, including market conditions, the earnings goal in the annual operating plan is determined.

    In certain instances, bonuses are awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for any executive's efforts in achieving greater than anticipated cost savings, or completing a new product on target.

    As a result of this performance-based merit bonus program, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company's profitability increases.

    STOCK OPTIONS AND EQUITY-BASED PROGRAMS. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options to its executive officers and other key employees on a periodic basis, taking into account the size and terms of previous grants of equity-based compensation and stock holdings in determining awards. Stock option grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of the Company's Common Stock, which directly benefit all stockholders. Moreover, the Board of Directors generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a three to five-year period. The Board of Directors believes that this feature of the option grants not only provides an incentive for executive officers to remain in the employ of the Company, but also makes longer term growth in share prices important for the executives who receive stock options.

FISCAL YEAR 1995 COMPENSATION

    The salary of the Chief Executive Officer increased slightly over the salary paid in fiscal 1994 as a result of cost of living increases, and since the Company did not meet the earnings goals established for the year, no bonus payments were made to the Chief Executive Officer or other members of senior management for the year ended December 31, 1995.

                                          Emil Youssefzadeh
                                          Frank T. Connors
                                          Dianne C. Walker
                                          Dennis W. Elliott
                                          Kim Poh Tan

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT AND THE PERFORMANCE GRAPH ON PAGE 11 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the year ended December 31, 1995, the Company's Board of Directors established the levels of compensation for the Company's executive officers. Emil Youssefzadeh, a director and the President and Chief Executive Officer of the Company, and Frank Connors, the Vice Chairman and the Executive Vice President of the Company participated in the deliberations of the Board regarding executive compensation, but did not participate in proceedings or decisions of the Board of Directors regarding their compensation.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the S&P Communications -Equipment/Manufacturer Index and the NASDAQ Stock Market - US Index for the period that commenced March 25, 1992 (the date on which the Company's Common Stock was first registered under the Securities Exchange Act of 1934, as amended) and ended on December 31, 1995. The graph assumes that all dividends have been reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                           AMONG STM WIRELESS, INC.,
             THE S&P COMMUNICATION -- EQUIPMENT/MANUFACTURER INDEX
                    AND THE NASDAQ STOCK MARKET -- US INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           STM WIRELESS, INC.   NASDAQ STOCK MARKET-         S&P COMMUNICATION-
                                              US Index   Equipment/Manufacturer Index
3/92                      100                      100                            100
12/92                     107                      107                            101
12/93                      70                      123                             97
12/94                     146                      121                            110
12/95                     190                      171                            165

                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1996, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    KPMG Peat Marwick LLP has audited the Company's financial statements annually since fiscal year 1991. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

    Any stockholder desiring to submit a proposal for action at the 1997 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 31, 1996 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

    Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ EMIL YOUSSEFZADEH
                                          --------------------------------------
                                          Emil Youssefzadeh

                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          SECRETARY

September 24, 1996

    The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1995 is being mailed concurrently with this Proxy Statement to all stockholders of record as of September 18, 1996. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

    COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, STM WIRELESS, INC.

PROXY                          STM WIRELESS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE STOCKHOLDERS
                                OCTOBER 25, 1996

    The undersigned hereby nominates, constitutes and appoints Emil Youssefzadeh and Michael Lindsay, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of STM WIRELESS, INC., which the undersigned is entitled to represent and vote at the 1996 Annual Meeting of Stockholders of the Company to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on October 25, 1996, at 10:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1.  Election of Directors
   / / FOR                                                   / / WITHHOLD AUTHORITY
      all nominees listed below (except                        to vote for all nominees listed below
      as marked to the contrary below)

  Election of the following nominees as directors: Emil Youssefzadeh, Frank T.
                                    Connors,
              Dianne C. Walker, Dennis W. Elliott and Kim Poh Tan.

    (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2.  Ratification of KPMG Peat Marwick LLP as independent
auditors:              / / FOR              / / AGAINST              / / ABSTAIN

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

       IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, AND "FOR" RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.
                                              DATED: ____________________ , 1996
                                              __________________________________
                                                  (Signature of stockholder)

                                              Please sign your name exactly as
                                              it appears. Executors,
                                              administrators, guardians,
                                              officers of corporations and
                                              others signing in a fiduciary
                                              capacity should state their full
                                              titles as such.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.